Exhibit 99.2

RailAmerica, Inc. Third Quarter 2010 Earnings Conference Call October 28, 2010

2 Certain items in this presentation and other information we provide from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "appears," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. RailAmerica, Inc. can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this presentation. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from RailAmerica, Inc.'s expectations include, but are not limited to, prolonged capital markets disruption and volatility, general economic conditions and business conditions, our relationships with Class I railroads and other connecting carriers, our ability to obtain railcars and locomotives from other providers on which we are currently dependent, legislative and regulatory developments including rulings by the Surface Transportation Board or the Railroad Retirement Board, strikes or work stoppages by our employees, our transportation of hazardous materials by rail, rising fuel costs, goodwill assessment risks, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we operate; and other risks detailed in RailAmerica, Inc.'s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Commission on March 26, 2010. In addition, new risks and uncertainties emerge from time to time, and it is not possible for RailAmerica, Inc. to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this presentation. RailAmerica, Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. Forward-Looking Statements

3 Executive Summary John Giles, President and Chief Executive Officer

Third Quarter 2010 Overview 4 Strategic Focus Accomplishments Organic Growth Balance Sheet Strength External Growth Revenue increased 16% Carloads up 5% Average freight revenue per car up 5% Non-freight revenue up 38% Operating Income of $28.5 million Operating income before 45G benefit up 35%1 $114 million in cash as of 9/30/10 Flexible debt terms Closed Atlas acquisition Entered into new Ottawa Valley Railway operating agreement Continue to actively pursue investment opportunities ______________________ Note: (1) See page 23 for a reconciliation to GAAP. Reported operating income up 11%.

5 Commercial Update Charlie Patterson, Chief Commercial Officer

Third Quarter 2010 Revenue up 16% 6 ($ in millions) Q3 2010 revenue up $18 million versus Q3 2009. All elements of revenue increased with the strongest gains in Non-Freight Revenue. Freight Revenue $9.7

7 Third Quarter 2010 Carloads up 5% ______________________ Note: Numbers may not add or recalculate due to rounding THIRD QUARTER SUMMARY Volumes Driven By Overall Economic Strength Increased Manufacturing Capacity Utilization GROWTH DRIVERS Continued Economic Recovery Industrial Development Opportunities

Average freight revenue per carload increased 5.3% 8 Change in Average Freight Revenue per Carload (Versus Prior Year Period) We continue to see core price increases in the 4% range.

Third Quarter non-freight revenue increased 38% 9 Non-Freight Revenue ______________________ Note: Numbers may not add or recalculate due to rounding Non-freight revenue (reported) grew 38% due to strength in real estate and car repair combined with the Atlas acquisition. Excluding OVRR and Atlas, non-freight revenue was up 11%

10 Operational Update John Giles, President and Chief Executive Officer

Third Quarter operating ratio improved significantly 11 Operating Ratio - before 45G benefit1 improved, showing strong operating leverage. Improvement in non-fuel cost items resulted in a 310 basis point favorable impact. 120 basis point change due to loss/gain on sale of assets, and 190 basis points due to other items. ______________________ Note: (1) See page 23 for a reconciliation to GAAP. GAAP Operating Ratio of 77.8% in Q3 2010 and 76.7% in Q3 2009.

12 Productivity initiatives are focused on driving further cost reductions on a sustainable basis

Safety remains a critical area of focus




FRA Reportable Personal Injuries (Q3 YTD)
32
22
17
18
2007
2008
2009
2010


Personal Injury (PI) Ratio (Q3 YTD)
2.3
1.8
1.7
1.8
2007
2008
2009
2010


FRA Reportable Train Accidents Q3 YTD
39
40
25
19
2007
2008
2009
2010


FRA Reportable (Human Factor)Train Accidents Q3 YTD
13
9
6
4
2007
2008
2009
2010

Note: RailAmerica includes Canadian railroads and excludes Atlas.
PI ratio rate per 200,000 man hours worked
FRA = Federal Railroad Administration

13

14 Third Quarter 2010 Financial Review Clyde Preslar, Chief Financial Officer

15 Third Quarter 2010 EPS increased to $0.15 on 11% operating income growth 15 Third Quarter Results ______________________ Note: Numbers may not add due to rounding NM = not meaningful

16 Third Quarter 2010 Adjusted Income from Continuing Operations 1 totaled $0.18 16 ______________________ Note: (1) See page 26 to 27 for a reconciliation to GAAP. GAAP income from continuing operations of $8 million or $0.15 per diluted share. (2) Q3 2010 cash taxes paid were $1 million. (3) Numbers may not add due to rounding. (4) Per diluted share

17 17 Third Quarter 2010 revenue growth and operating leverage improved financial performance ______________________ Note: (1) See pages 24 to 25 for a reconciliation to GAAP. Net cash provided by operating activities of $9.1 million and $48.5 million for Q3 2010 and Q3 2009, respectively.

18 Maintenance Capex is up modestly on a year to date basis to support higher volumes and planned upgrades 18 Capital Expenditures ______________________ Note: Numbers may not add due to rounding

Strong capital structure supports organic growth and strategic investments 19 Capitalization ______________________ Note: Numbers may not add due to rounding

Q4 2010 Estimates 20 ______________________ Note: (1) Growth is off of Q4 2009 carloads of 206,438, which includes OVRR (2) Assumes no acquisitions or debt repayment and does not include interest income on cash balances.

21

22 Appendix

23 Operating Income and Operating Ratio Before 45G Benefit Reconciliation to GAAP 23

24 Adjusted EBITDA Reconciliation to GAAP 24

25 Adjusted EBITDA Reconciliation to GAAP (continued) 25

26 Adjusted income (loss) from continuing operations Reconciliation to GAAP 26 ______________________ Note: (1) Numbers may not add due to rounding

27 Adjusted income (loss) from continuing operations Reconciliation to GAAP (continued) 27 ______________________ Note: (1) Numbers may not add due to rounding